Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Equity Premium Income Fund
333-118393
811-21619

An annual meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a new Investment Management Agreement and new sub-advisory agreements, and to ratify the selection of PricewaterhouseCoopers LLP as the funds independent registered public accounting firm.

Voting results for the new investment management agreement and the new sub-advisory agreements are as follows:

To approve a new
investment
management
agreement

 Common
Shares

   For

                     16,728,100

   Against

                          666,684

   Abstain

                          604,777

   Broker Non-Votes

                       6,200,774

      Total

                     24,200,335



To approve a new
 sub-advisory
agreement between
Nuveen Asset
Management and
Gateway
Investment
Advisers, L.P.


   For

                     16,638,963

   Against

                          707,933

   Abstain

                          652,665

   Broker Non-Votes

                       6,200,774

      Total

                     24,200,335



To approve a new
sub-advisory
agreement between
 Nuveen Asset
Management and
Gateway
Investment
Advisers, LLC



   For

                     16,619,775

   Against

                          723,286

   Abstain


              656,500

   Broker Non-Votes

                       6,200,774

      Total

                     24,200,335


Proxy materials are herein incorporated by reference to the SEC filing on August 27, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07- 013075.